Exhibit 10.3

FOURTH AMENDMENT
TO

LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of July 3, 2023, by and among PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and EKSO BIONICS, INC. and EKSO BIONICS HOLDINGS, INC. (individually and collectively referred to as “Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of August 13, 2020 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	Section 6.6 of the Agreement is hereby amended and restated, as follows:

6.6     Primary Depository. Borrower shall maintain, and shall cause all of its Subsidiaries to maintain, all depository, operating, and investment accounts with Bank; provided that prior to Borrower maintaining any investment accounts with Bank’s Affiliates, Borrower, Bank, and any such Affiliate shall have entered into a securities control agreement with respect to any such investment accounts, in form and substance satisfactory to Bank. Notwithstanding the foregoing, through August 13, 2023, Borrower and Borrower’s Subsidiaries may maintain up to an aggregate amount not to exceed $3,000,000 (or its foreign currency equivalent) in one or more accounts outside of Bank.

2)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

3)	Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

4)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)    this Amendment, duly executed by each Borrower;

b)    payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, which may be debited from any Borrower’s accounts; and

c)    such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

EKSO BIONICS, INC.	PACIFIC WESTERN BANK

By:	By:
Name: Jerome Wong	Name: Steve Kent
Title: CFO & Corporate Secretary	Title: VP

EKSO BIONICS HOLDINGS, INC.

By:
Name: Jerome Wong
Title: CFO & Corporate Secretary

[Signature Page to Fourth Amendment to Loan and Security Agreement]

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